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                                                          Exhibit 10(iii)A(4)(i)


                                   APPENDIX E
                     (as amended and restated June 29, 2001)


E.1      Eligible Individual        Brock A. Hattox

E.2 Effective Date Pursuant to Section 2.1(b), the Eligible Individual's date of participation shall be September 18, 1996.

E.3 Special Provisions The following special provision shall apply to the Eligible Individual's participation in the Plan.

         (a) The Eligible Individual will qualify as a Vested Terminee if he completes 5 years of employment with NSI from September 9, 1996 to his Termination Date.

         (b) If the Eligible Individual terminates employment with NSI after attaining age 55, the Eligible Individual shall be eligible for Early Retirement under Sections 1.1(a)(2) and 3.3, and his benefit will be determined as if he had completed an additional five (5) years of service (including Credited Service and Eligible Service, but not to exceed a total of 20 years) and was five (5) years older (but not to exceed age 65).

Except as otherwise specifically provided in this Appendix E, the Eligible Individual's benefits under the Plan shall be determined in the same manner as for other participants.